Exhibit 99.1

FOR IMMEDIATE RELEASE

HALLMARK ANNOUNCES FOURTH QUARTER AND FISCAL 2021 RESULTS

DALLAS, Texas, (March 16, 2022) - Hallmark Financial Services, Inc. (“Hallmark”) (NASDAQ: HALL) today announced financial results for the fourth quarter and fiscal year ended December 31, 2021.

Highlights:

●	Pre-tax loss was ($3.1) million for the three months ended December 31, 2021, as compared to pre-tax loss of ($13.3) million reported during the same period in 2020. Pre-tax income was $11.5 million for the fiscal year ended December 31, 2021, as compared to a pre-tax loss of ($115.8) million for fiscal 2020.
●	Net loss was ($2.5) million, or ($0.14) per diluted share, in the fourth quarter of 2021 as compared to net loss of ($7.8) million, or ($0.43) per diluted share, for the same period of 2020. Fiscal 2021 net income was $9.0 million, or $0.50 per diluted share, as compared to a net loss of ($94.4) million, or ($5.20) per diluted share, for fiscal 2020.
●	Net combined ratio was 106.1% and 101.1% for the three months and fiscal year ended December 31, 2021, compared to 117.7% and 111.3% for the same periods the prior year.
●	Gross premiums written for fiscal 2021 decreased 12% compared to fiscal 2020. Excluding premiums from the exited binding primary commercial auto business, gross premiums written for fiscal 2021 would have decreased 9% compared to the same period of the prior year. (See “Non-GAAP” Financial Measures below).
●	Net premiums written for fiscal 2021 decreased 21% compared to fiscal 2020. Excluding premiums from the exited binding primary commercial auto business, gross premiums written for fiscal 2021 would have decreased 16% compared to fiscal 2020. (See “Non-GAAP” Financial Measures below).
●	Net catastrophe losses were $5.9 million in the fourth quarter of 2021, or 6.8 points of the net combined ratio as compared to $0.8 million, or 0.8 points of the net combined ratio for the same period the prior year. Net catastrophe losses were $18.3 million for fiscal 2021, or 4.8 points of the net combined ratio as compared to $23.1 million, or 4.9 points of the net combined ratio for fiscal 2020.
●	Net investment gain was $10.2 million for fiscal 2021, which included $4.2 million of unrealized gains on equity securities, as compared to net investment loss of $22.9 million, which included $23.3 million of unrealized losses on equity and other investment securities, during fiscal 2020.

Fourth Quarter and Fiscal 2021 Financial Review

	Fourth Quarter			Fiscal Year

	2021	2020	% Change	2021	2020	% Change
($ in thousands)
Gross premiums written	$ 151,915	$ 161,671	(6)%	$ 653,754	$ 743,368	(12)%
Net premiums written	$ 69,975	$ 85,903	(19)%	$ 339,924	$ 428,332	(21)%
Net premiums earned	$ 86,509	$ 109,884	(21)%	$ 379,290	$ 471,901	(20)%
Investment income, net of expenses	$ 2,139	$ 2,606	(18)%	$ 9,715	$ 12,920	(25)%
Investment (losses) gains, net	$ 1,100	$ 5,005	(78)%	$ 10,222	($ 22,894)	145%
Other-than-temporary impairment (1)	$ -	$ -	nm	$ -	$ -	nm
Net income (loss)	($ 2,545)	($ 7,810)	67%	$ 9,004	($ 94,351)	110%
Operating income (loss) (2)	($ 3,436)	($ 11,764)	71%	$ 929	($ 13,399)	107%
Net income (loss) per share - basic	($ 0.14)	($ 0.43)	67%	$ 0.50	($ 5.20)	110%
Net income (loss) per share - diluted	($ 0.14)	($ 0.43)	67%	$ 0.50	($ 5.20)	110%
Operating income (loss) per share - diluted (2)	($ 0.19)	($ 0.65)	71%	$ 0.05	($ 0.74)	107%
Book value per share	$ 9.66	$ 9.24	4.5%
(1)	Other-than-temporary impairment is included in investment gains (losses), net
(2)	See “Non-GAAP Financial Measures” below

Gross Premiums Written

Gross premiums written were $151.9 million and $653.8 million during the three months ended and fiscal year ended December 31, 2021, respectively, representing a decrease of 6% and 12%, from the $161.7 million and $743.4 million in gross premiums written for the same periods in 2020.

Net Premiums Written

Net premiums written were $70.0 million and $339.9 million during the three months ended and fiscal year ended December 31, 2021, representing a decrease of 19% and 21%, from the $85.9 million and $428.3 million in net premiums written for the same periods in 2020.

Net Premiums Earned

Net premiums earned were $86.5 million and $379.3 million for the three months ended and fiscal year ended December 31, 2021, representing a decrease of 21% and 20%, from the $109.9 million and $471.9 million in net premiums earned for the same periods in 2020.

Investments

Net investment income was $2.1 million and $9.7 million during the three months ended and fiscal year ended December 31, 2021, as compared to $2.6 million and $12.9 million during the same periods in 2020. The decline in net investment income was primarily due to lower interest rates compared to the same periods during 2020 and an increase in the proportion of cash and short-term investments held relative to longer maturity investments.

Net investment gain was $1.1 million for the three months and $10.2 million for the fiscal year ended December 31, 2021, as compared to net investment gain of $5.0 million and net investment losses of $22.9 million, for the same periods in 2020. Net investment losses for the fiscal year ended December 31,

2020 included $1.7 million of other-than-temporary impairments reported during the third quarter comprised solely of secured obligations of American Airlines, Inc. maturing in 2022 and 2023 that have since recovered to market prices in excess of 90% of par value. The remaining net investment losses in fiscal 2020 were primarily due to sales of long-held equity securities in the first quarter of 2020 during the market decline associated with the COVID-19 pandemic. These sales were a management decision to reallocate capital supporting the investment portfolio to insurance underwriting operations and were not reflective of investment views regarding the future prospects for the securities.

Fixed-income securities were $290.0 million as of December 31, 2021 as compared to $507.3 million as of December 31, 2020, with a tax equivalent book yield of 2.4% compared to 2.7% as of December 31, 2020. As of December 31, 2021, the fixed-income portfolio had an average modified duration of 0.6 years and 74% of the securities had remaining time to maturity of five years or less. As of December 31, 2020, the fixed-income portfolio had an average modified duration of 0.8 years and 91% of the securities had remaining time to maturity of five years or less. As of December 31, 2021, 14% of the total investment portfolio was invested in equity securities as compared to 5% as of December 31, 2020.

Total investments were $338.8 million as of December 31, 2021. Cash and cash equivalents, including restricted cash were $356.7 million. Total investments, cash and cash equivalents, and restricted cash were $695.5 million or $38.27 per share.

Pre-Tax Income (Loss)

Pre-tax loss was ($3.1) million for the three months ended December 31, 2021, as compared to pre-tax loss of ($13.3) million reported during the same period in 2020. Pre-tax income was $11.5 million for fiscal 2021, as compared to a pre-tax loss of ($115.8) million for fiscal 2020. The improvement in pre-tax results for fiscal 2021 as compared to the prior year was primarily due to the absence of $46.0 million of impairment charges to goodwill and indefinite-lived intangible assets taken during the first quarter of 2020, a $131.7 million decrease in losses and LAE and a $11.5 million decrease in operating expenses and a $2.0 million decrease in amortization of intangible assets, partially offset by decreased revenue. The impairment charges during the first quarter of 2020 resulted from our determination that a significant decline in market capitalization below stockholders’ equity indicated the impairment of the goodwill and indefinite-lived intangible assets included in our balance sheet.

Loss and Loss Adjustment Expenses (“LAE”) and Net Combined Ratios

Losses and LAE for the three months and fiscal year ended December 31, 2021 decreased $33.1 million and $131.7 million, as compared to the same periods during 2020, primarily due to improved prior year net loss reserve development, lower fiscal year net catastrophe losses and lower net premiums earned. There was $4.2 million and $6.0 million of net unfavorable prior year loss reserve development during the three months and fiscal year ended December 31, 2021 as compared to net unfavorable prior year loss reserve development of $25.0 million and $58.3 million during the same periods in 2020. Net catastrophe losses were $5.9 million and $18.3 million during the three months and fiscal year ended December 31, 2021 as compared to $0.8 million and $23.1 million, during the same periods of 2020.

The net loss ratio was 75.8% and 72.6% for the three months and fiscal year ended December 31, 2021, as compared to 89.8% and 86.2% reported during the same periods in 2020. Catastrophe losses contributed 6.8 points and 4.8 points to the net loss ratio for the three months and fiscal year ended December 31, 2021, as compared to 0.8 points and 4.9 points for the same periods during 2020. Net unfavorable prior year loss reserve development contributed 4.9 points and 1.6 points to the net loss ratio for the three months and fiscal year ended December 31, 2021, as compared to 22.8 points and 12.4 points for the same periods during 2020.

The net expense ratio was 30.3% and 28.5% for the three months and fiscal year ended December 31, 2021, as compared to 27.9% and 25.1% during the same periods in 2020. The Company reported net combined ratios of 106.1% and 101.1% for the three months and fiscal year ended December 31, 2021, as compared to 117.7% and 111.3% for the same periods during 2020. The increase in the expense ratio during the quarter includes $1.6 million of previously capitalized expenses related to the decision to discontinue pursuit of an initial public offering of a non-controlling ownership stake in the core business of its Specialty Commercial business segment. This expense added 1.8 points and 0.4 points to the expense ratio during the three months and fiscal year ended December 31, 2021, respectively.

Net Income (Loss)

Net loss was ($2.5) million for the three months ended December 31, 2021 and net income was $9.0 million for the fiscal year ended December 31, 2021, as compared to net losses of ($7.8) million and ($94.4) million for the same periods during 2020.

On a diluted basis per share, net loss was ($0.14) per share for the three months ended December 31, 2021 and net income was $0.50 per share for the fiscal year ended December 31, 2021, as compared to net loss of ($0.43) per share and ($5.20) per share for the same periods in 2020.

Book Value Per Share

Book value per share increased 5% to $9.66 per share as of December 31, 2021 as compared to $9.24 per share as of December 31, 2020.

Non-GAAP Financial Measures

The Company’s financial statements are prepared in accordance with United States generally accepted accounting principles (“GAAP”). However, the Company also presents and discusses certain non-GAAP financial measures that it believes are useful to investors as measures of operating performance. Management may also use such non-GAAP financial measures in evaluating the effectiveness of business strategies and for planning and budgeting purposes. However, these non-GAAP financial measures should not be viewed as an alternative or substitute for the results reflected in the Company’s GAAP financial statements. In addition, the Company’s definitions of these items may not be comparable to the definitions used by other companies.

Operating loss and operating loss per share are calculated by excluding net investment gains and losses and impairment of goodwill and other intangible assets (collectively, “Impairments”) from GAAP net income. The Impairments are unusual and infrequent charges for the Company. Management believes that operating earnings and operating earnings per share provide useful information to investors about the performance of and underlying trends in the Company’s core insurance operations. Net income and net income per share are the GAAP measures that are most directly comparable to operating earnings and operating earnings per share. A reconciliation of operating earnings and operating earnings per share to the most comparable GAAP financial measures is presented below.

				Weighted
	Income (Loss)	Less Tax	Net	Average	Diluted
($ in thousands)	Before Tax	Effect	After Tax	Shares Diluted	Per Share
Fourth Quarter 2021
Reported GAAP measures	($ 3,113)	($ 546)	($ 2,567)	18,172	($ 0.14)
Excluded investment (gains)/losses	($ 1,100)	($ 231)	($ 869)	18,172	($ 0.05)
Operating income	($ 4,213)	($ 777)	($ 3,436)	18,172	($ 0.19)

Fourth Quarter 2020 (*As Revised)
Reported GAAP measures	($ 13,284)	($ 5,474)	($ 7,810)	18,142	($ 0.43)
Excluded investment (gains)/losses	($ 5,005)	($ 1,051)	($ 3,954)	18,142	($ 0.22)
Operating loss	($ 18,289)	($ 6,525)	($ 11,764)	18,142	($ 0.65)

Year-to-Date 2021
Reported GAAP measures	$ 11,495	$ 2,491	$ 9,004	18,165	$ 0.50
Excluded investment (gains)/losses	($ 10,222)	($ 2,147)	($ 8,075)	18,165	($ 0.44)
Operating income	$ 1,273	$ 344	$ 929	18,165	$ 0.05

Year-to-Date 2020 (*As Revised)
Reported GAAP measures	($ 115,768)	($ 21,417)	($ 94,351)	18,137	($ 5.20)
Excluded impairment of goodwill and other intangibles	$ 45,996	$ 273	$ 45,723	18,137	$ 2.52
Excluded loss portfolio transfer cost included in Losses and LAE	$ 21,700	$ 4,557	$ 17,143	18,137	$ 0.95
Excluded investment (gains)/losses	$ 22,894	$ 4,808	$ 18,086	18,137	$ 1.00
Operating loss	($ 25,178)	($ 11,779)	($ 13,399)	18,137	($ 0.74)

In February 2020, Hallmark made the strategic decision to exit the contract binding line of the primary automobile business as a result of increasing claim severity and limited opportunity for meaningful rate increases. At that time, the Company began the process of non-renewing policies and placing in-force policies in runoff in accordance with state regulatory guidelines. Management believes that presenting gross and net premiums written excluding the contract binding line of the primary automobile business provides useful information to investors about the impact of this decision.  A reconciliation of year-to-date GAAP gross and net premiums written to gross and net premiums written excluding the contract binding line of the primary automobile business is presented below.

	YTD Gross Written Premium			YTD Net Written Premium
	2021	2020	% Change	2021	2020	% Change
($ in thousands)
Reported written premium	$ 653,754	$ 743,368	(12)%	$ 339,924	$ 428,332	(21)%
Less primary binding commercial auto	$ 218	$ 25,420	(99)%	$ 48	$ 23,694	(100)%
Written premium excluding
primary binding commercial auto	$ 653,536	$ 717,948	(9)%	$ 339,876	$ 404,638	(16)%

About Hallmark

Hallmark is a specialty property and casualty insurance holding company with a diversified portfolio of insurance products written on a national platform. With six insurance subsidiaries, Hallmark markets, underwrites and services commercial and personal insurance in select markets. Hallmark is headquartered in Dallas, Texas and its common stock is listed on NASDAQ under the symbol "HALL."

Forward-looking statements in this release are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that actual results may differ materially from such forward-looking statements. Forward-looking statements involve risks and uncertainties including, but not limited to, continued acceptance of the Company’s products and services in the marketplace, competitive factors, interest rate trends, general economic conditions, the availability of financing, underwriting loss experience and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

For further information, please contact:

Chris Kenney
President
Chief Financial Officer
817.348.1600
www.hallmarkgrp.com

Hallmark Financial Services, Inc. and Subsidiaries

Consolidated Balance Sheets

($ in thousands, except par value)	Dec. 31	Dec. 31
ASSETS	2021	2020
Investments:
Debt securities, available-for-sale, at fair value (amortized cost: $288,175 in 2021 and $502,167 in 2020)	$290,073	$507,279
Equity securities (cost: $42,120 in 2021 and $26,988 in 2020)	48,695	29,388
Total investments	338,768	536,667
Cash and cash equivalents	352,867	102,580
Restricted cash	3,810	5,728
Ceded unearned premiums	146,433	143,446
Premiums receivable	90,621	120,332
Accounts receivable	6,914	5,967
Receivable for securities	1,326	913
Reinsurance recoverable	549,964	497,846
Deferred policy acquisition costs	6,811	17,840
Intangible assets, net	819	1,322
Federal income tax recoverable	18,217	24,691
Deferred federal income taxes, net	8,906	8,724
Prepaid expenses	2,389	2,648
Other assets	25,753	28,013
Total Assets	$1,553,598	$1,496,717
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Senior unsecured notes due 2029 (less unamortized debt issuance costs of $746 in 2021 and $844 in 2020)	$49,254	$49,156
Subordinated debt securities (less unamortized debt issuance costs of $744. in 2021 and $795 in 2020)	55,959	55,907
Reserves for unpaid losses and loss adjustment expenses	816,681	789,768
Unearned premiums	284,427	320,806
Reinsurance payable	117,908	61,100
Pension liability	174	1,859
Payable for securities	3,280	-
Accounts payable and other accrued expenses	50,394	50,415
Total Liabilities	1,378,077	1,329,011
Commitments and contingencies
Stockholders’ equity:
Common stock, $.18 par value, authorized 33,333,333 shares; issued 20,872,831 shares in 2021 and 2020	3,757	3,757
Additional paid-in capital	122,844	122,893
Retained earnings	74,703	65,699
Accumulated other comprehensive income	(1,035)	383
Treasury stock (2,700,364 shares in 2021 and 2,730,673 shares in 2020), at cost	(24,748)	(25,026)
Total Stockholders Equity	175,521	167,706
Total Liabilities & Stockholders Equity	$1,553,598	$1,496,717

Hallmark Financial Services, Inc. and Subsidiaries

Consolidated Statements of Operations

	Three Months Ended		Fiscal Year Ended
($ in thousands, except per share amounts)	December 31,		December 31,

	2021	2020	2021	2020
Gross premiums written	$151,916	$161,671	$653,754	$743,368
Ceded premiums written	(81,939)	(75,768)	(313,830)	(315,036)
Net premiums written	69,977	85,903	339,924	428,332
Change in unearned premiums	16,530	23,981	39,366	43,569
Net premiums earned	86,507	109,884	379,290	471,901

Investment income, net of expenses	2,139	2,606	9,715	12,920
Investment (losses) gains, net	1,100	5,005	10,222	(22,894)
Finance charges	1,026	1,217	4,344	5,705
Commission and fees	327	363	1,069	1,156
Other income	13	12	63	60
Total revenues	91,112	119,087	404,703	468,848

Losses and loss adjustment expenses	65,570	98,629	275,244	406,907
Operating expenses	27,279	31,860	112,467	123,919
Interest expense	1,250	1,265	4,993	5,326
Impairment of goodwill and other intangible assets	0	0	0	45,996
Amortization of intangible assets	126	617	504	2,468
Total expenses	94,225	132,371	393,208	584,616

(Loss) income before tax	(3,113)	(13,284)	11,495	(115,768)
Income tax (benefit) expense	(546)	(5,474)	2,491	(21,417)
Net (loss) income	$(2,567)	$(7,810)	$9,004	$(94,351)

Net (loss) income per share:
Basic	$(0.14)	$(0.43)	$0.50	$(5.20)
Diluted	$(0.14)	$(0.43)	$0.50	$(5.20)

Hallmark Financial Services, Inc. and Subsidiaries

Consolidated Segment Data

Three Months Ended Dec. 31

	Specialty Commercial Segment		Standard Commercial Segment		Personal Segment		Corporate		Consolidated
		* As Revised								* As Revised
($ in thousands, unaudited)	2021	2020	2021	2020	2021	2020	2021	2020	2021	2020
Gross premiums written	$ 114,086	$ 122,188	$ 23,178	$ 23,104	$ 14,652	$ 16,379	$ -	$ -	$ 151,916	$ 161,671
Ceded premiums written	(73,242)	(68,069)	(8,627)	(7,882)	(70)	183	-	-	(81,939)	(75,768)
Net premiums written	40,844	54,119	14,551	15,222	14,582	16,562	-	-	69,977	85,903
Change in unearned premiums	11,883	20,809	2,951	1,801	1,696	1,371	-	-	16,530	23,981
Net premiums earned	52,727	74,928	17,502	17,023	16,278	17,933	-	-	86,507	109,884

Total revenues	55,386	77,754	18,211	17,689	17,578	19,430	(63)	4,214	91,112	119,087

Losses and loss adjustment expenses	39,074	65,779	12,512	15,165	13,984	17,685	-	-	65,570	98,629

Pre-tax income (loss)	4,098	(2,000)	(377)	(2,885)	(1,679)	(4,502)	(5,155)	(3,897)	(3,113)	(13,284)

Net loss ratio (1)	74.1%	87.8%	71.5%	69.3%	85.9%	98.6%			75.8%	89.8%
Net expense ratio (1)	24.9%	19.2%	35.6%	33.0%	27.9%	29.2%			30.3%	27.9%
Net combined ratio (1)	99.0%	107.0%	107.1%	102.3%	113.8%	127.8%			106.1%	117.7%

Net (Unfavorable) Favorable Prior Year Development	(2,881)	(21,847)	(815)	(1,007)	(535)	(2,175)			(4,231)	(25,029)
(1)	The net loss ratio is calculated as incurred losses and loss adjustment expenses divided by net premiums earned, each determined in accordance with GAAP. The net expense ratio is calculated as total underwriting expenses offset by agency fee income divided by net premiums earned, each determined in accordance with GAAP. The net combined ratio is calculated as the sum of the net loss ratio and the net expense ratio.

Hallmark Financial Services, Inc. and Subsidiaries

Consolidated Segment Data

Fiscal Year Ended Dec. 31

	Specialty Commercial Segment		Standard Commercial Segment		Personal Segment		Corporate		Consolidated
		* As Revised								* As Revised
($ in thousands, unaudited)	2021	2020	2021	2020	2021	2020	2021	2020	2021	2020
Gross premiums written	$ 480,981	$ 560,301	$ 105,560	$ 98,048	$ 67,213	$ 85,019	$ -	$ -	$ 653,754	$ 743,368
Ceded premiums written	(275,677)	(275,769)	(37,850)	(29,652)	(303)	(9,615)	-	-	(313,830)	(315,036)
Net premiums written	205,304	284,532	67,710	68,396	66,910	75,404	-	-	339,924	428,332
Change in unearned premiums	36,868	42,491	874	(1,842)	1,624	2,920	-	-	39,366	43,569
Net premiums earned	242,172	327,023	68,584	66,554	68,534	78,324	-	-	379,290	471,901

Total revenues	252,368	340,515	71,295	69,819	73,969	84,730	7,071	(26,216)	404,703	468,848

Losses and loss adjustment expenses	164,729	285,994	49,152	52,478	61,363	68,435	-	-	275,244	406,907

Pre-tax income (loss)	32,915	(7,752)	(30)	(3,039)	(9,955)	(10,338)	(11,435)	(94,639)	11,495	(115,768)

Net loss ratio (1)	68.0%	87.5%	71.7%	78.9%	89.5%	87.4%			72.6%	86.2%
Net expense ratio (1)	23.7%	19.3%	33.0%	31.1%	27.9%	27.5%			28.5%	25.1%
Net combined ratio (1)	91.7%	106.8%	104.7%	110.0%	117.4%	114.9%			101.1%	111.3%

Net (Unfavorable) Favorable Prior Year Development	(2,670)	(45,808)	1,521	(3,357)	(4,891)	(9,123)			(6,040)	(58,288)
(1)	The net loss ratio is calculated as incurred losses and loss adjustment expenses divided by net premiums earned, each determined in accordance with GAAP. The net expense ratio is calculated as total underwriting expenses offset by agency fee income divided by net premiums earned, each determined in accordance with GAAP. The net combined ratio is calculated as the sum of the net loss ratio and the net expense ratio.